Exhibit 99.77(c)

ITEM 77C - Matters submitted to a vote of security holders

1.	A special meeting of shareholders of ING Separate Portfolios Trust was held on May 13, 2013 to elect 13 nominees to the Board of Trustees of ING Separate Portfolios Trust.

	For All	Withold All	For all Except	Broker non-vote	Total Shares Voted
Colleen D. Baldwin	40,609,230.792	2,223,204.500	0.000	0.000	42,832,435.292
John V. Boyer	40,544,722.792	2,287,712.500	0.000	0.000	42,832,435.292
Patricia W. Chadwick	40,604,521.792	2,227,913.500	0.000	0.000	42,832,435.292
Albert E. DePrince, Jr.	40,434,745.792	2,397,689.500	0.000	0.000	42,832,435.292
Peter S. Drotch	40,491,032.792	2,341,402.500	0.000	0.000	42,832,435.292
J. Michael Earley	40,541,723.792	2,290,711.500	0.000	0.000	42,832,435.292
Martin J. Gavin	40,581,706.792	2,250,728.500	0.000	0.000	42,832,435.292
Russell H. Jones	40,510,476.792	2,321,958.500	0.000	0.000	42,832,435.292
Patrick W. Kenny	40,497,005.792	2,335,429.500	0.000	0.000	42,832,435.292
Shaun P. Mathews	40,530,902.792	2,301,532.500	0.000	0.000	42,832,435.292
Joseph E. Obermeyer	40,538,673.792	2,293,761.500	0.000	0.000	42,832,435.292
Sheryl K. Pressler	40,607,536.792	2,224,898.500	0.000	0.000	42,832,435.292
Roger B. Vincent	40,461,260.792	2,371,174.500	0.000	0.000	42,832,435.292

The proposal passed.

2.	Special meetings of the shareholders for each of the ING Retirement Solution Funds were held on May 6, 2013 to 1) approve a new investment advisory agreement for certain Funds with ING Investments prompted by the IPO, and to approve, under certain circumstances, any future advisory agreements prompted by Change of Control Events that occur as part of the Separation Plan; and 2) approve a new investment sub-advisory agreement between ING Investments and ING IM with respect to certain Funds prompted by the IPO, and to approve, under certain circumstances, any future sub-advisory agreements prompted by Change of Control Events that occur as part of the Separation Plan.

	Proposal	Shares voted for	Shares voted against or withheld	Shares abstained	Broker non-vote	Total Shares Voted
ING Retirement Solution 2020 Fund	1	5,014.987	0.000	0.000	0.000	5,014.987
	2	5,014.987	0.000	0.000	0.000	5,014.987

	Proposal	Shares voted for	Shares voted against or withheld	Shares abstained	Broker non-vote	Total Shares Voted
ING Retirement Solution 2025 Fund	1	5,013.578	0.000	0.000	0.000	5,013.578
	2	5,013.578	0.000	0.000	0.000	5,013.578

	Proposal	Shares voted for	Shares voted against or withheld	Shares abstained	Broker non-vote	Total Shares Voted
ING Retirement Solution 2030 Fund	1	5,011.565	0.000	0.000	0.000	5,011.565
	2	5,011.565	0.000	0.000	0.000	5,011.565

	Proposal	Shares voted for	Shares voted against or withheld	Shares abstained	Broker non-vote	Total Shares Voted
ING Retirement Solution 2035 Fund	1	5,009.453	0.000	0.000	0.000	5,009.453
	2	5,009.453	0.000	0.000	0.000	5,009.453

	Proposal	Shares voted for	Shares voted against or withheld	Shares abstained	Broker non-vote	Total Shares Voted
ING Retirement Solution 2040 Fund	1	5,008.950	0.000	0.000	0.000	5,008.950
	2	5,008.950	0.000	0.000	0.000	5,008.950

	Proposal	Shares voted for	Shares voted against or withheld	Shares abstained	Broker non-vote	Total Shares Voted
ING Retirement Solution 2045 Fund	1	5,007.842	0.000	0.000	0.000	5,007.842
	2	5,007.842	0.000	0.000	0.000	5,007.842

	Proposal	Shares voted for	Shares voted against or withheld	Shares abstained	Broker non-vote	Total Shares Voted
ING Retirement Solution 2050 Fund	1	5,007.943	0.000	0.000	0.000	5,007.943
	2	5,007.943	0.000	0.000	0.000	5,007.943

	Proposal	Shares voted for	Shares voted against or withheld	Shares abstained	Broker non-vote	Total Shares Voted
ING Retirement Solution 2055 Fund	1	5,007.943	0.000	0.000	0.000	5,007.943
	2	5,007.943	0.000	0.000	0.000	5,007.943

	Proposal	Shares voted for	Shares voted against or withheld	Shares abstained	Broker non-vote	Total Shares Voted
ING Retirement Solution Income Fund	1	5,033.870	0.000	0.000	0.000	5,033.870
	2	5,033.870	0.000	0.000	0.000	5,033.870

The Proposals did not pass, and the meetings for each of the ING Retirement Solution Income Funds were adjourned to May 13, 2013.

3.	Special meetings of the shareholders for each of the ING Retirement Solution Funds were held on May 13, 2013 to 1) approve a new investment advisory agreement for certain Funds with ING Investments prompted by the IPO, and to approve, under certain circumstances, any future advisory agreements prompted by Change of Control Events that occur as part of the Separation Plan; and 2) approve a new investment sub-advisory agreement between ING Investments and ING IM with respect to certain Funds prompted by the IPO, and to approve, under certain circumstances, any future sub-advisory agreements prompted by Change of Control Events that occur as part of the Separation Plan.

	Proposal	Shares voted for	Shares voted against or withheld	Shares abstained	Broker non-vote	Total Shares Voted
ING Retirement Solution 2020 Fund	1	5,014.987	0.000	0.000	0.000	5,014.987
	2	5,014.987	0.000	0.000	0.000	5,014.987

	Proposal	Shares voted for	Shares voted against or withheld	Shares abstained	Broker non-vote	Total Shares Voted
ING Retirement Solution 2025 Fund	1	5,013.578	0.000	0.000	0.000	5,013.578
	2	5,013.578	0.000	0.000	0.000	5,013.578

	Proposal	Shares voted for	Shares voted against or withheld	Shares abstained	Broker non-vote	Total Shares Voted
ING Retirement Solution 2030 Fund	1	5,011.565	0.000	0.000	0.000	5,011.565
	2	5,011.565	0.000	0.000	0.000	5,011.565

	Proposal	Shares voted for	Shares voted against or withheld	Shares abstained	Broker non-vote	Total Shares Voted
ING Retirement Solution 2035 Fund	1	5,009.453	0.000	0.000	0.000	5,009.453
	2	5,009.453	0.000	0.000	0.000	5,009.453

	Proposal	Shares voted for	Shares voted against or withheld	Shares abstained	Broker non-vote	Total Shares Voted
ING Retirement Solution 2040 Fund	1	5,008.950	0.000	0.000	0.000	5,008.950
	2	5,008.950	0.000	0.000	0.000	5,008.950

	Proposal	Shares voted for	Shares voted against or withheld	Shares abstained	Broker non-vote	Total Shares Voted
ING Retirement Solution 2045 Fund	1	5,007.842	0.000	0.000	0.000	5,007.842
	2	5,007.842	0.000	0.000	0.000	5,007.842

	Proposal	Shares voted for	Shares voted against or withheld	Shares abstained	Broker non-vote	Total Shares Voted
ING Retirement Solution 2050 Fund	1	5,007.943	0.000	0.000	0.000	5,007.943
	2	5,007.943	0.000	0.000	0.000	5,007.943

	Proposal	Shares voted for	Shares voted against or withheld	Shares abstained	Broker non-vote	Total Shares Voted
ING Retirement Solution 2055 Fund	1	5,007.943	0.000	0.000	0.000	5,007.943
	2	5,007.943	0.000	0.000	0.000	5,007.943

	Proposal	Shares voted for	Shares voted against or withheld	Shares abstained	Broker non-vote	Total Shares Voted
ING Retirement Solution Income Fund	1	5,033.870	0.000	0.000	0.000	5,033.870
	2	5,033.870	0.000	0.000	0.000	5,033.870

The Proposals for each of the ING Retirement Solution Funds passed.